UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 25, 2008
Date of Report (Date of Earliest Event Reported)

AUTOLIV, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

World Trade Center,
Klarabergsviadukten 70, SE-107 24
Stockholm, Sweden
(Address of principal executive offices, including zip code)

+46 8 587 20 600
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2008, Autoliv, Inc. (the “Company”) issued a press release announcing the Stock Option Exercise Plan for Mr. Lars Westerberg. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

(c) Mr. Lars Westerberg, holds 241,500 stock options in the Company. He has received them as part of his regular, annual compensation during his eight years as the President and CEO of the Company. The options have exercise prices varying from $16.99 to $59.01.

According to the rules of the Company’s stock option plans, an Autoliv employee retiring from the Company has to exercise such options within two years from his retirement, or the options will be cancelled. In Mr. Westerberg’s case, the two-year period ends on March 31, 2009. Mr. Westerberg has now informed the Company that he has decided to utilize the four quarters that remain to this deadline to exercise those of his stock options that are in the money. Mr. Westerberg’s intention is to exercise the options in an orderly manner in four similarly sized portions each quarter.

(c) EXHIBITS

99.1 Press release of Autoliv, Inc. dated April 24, 2008 announcing the Stock Option Exercise Plan for Mr. Lars Westerberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date April 25, 2008	Autoliv, Inc. (Registrant)

/s/ Lars A. Sjöbring
Lars A. Sjöbring Vice President – Legal Affairs, General Counsel and Secretary